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                                                                    EXHIBIT 99.2

              AMENDED AND RESTATED DEFERRED COMPENSATION AGREEMENT


     THIS AMENDED AND RESTATED DEFERRED COMPENSATION AGREEMENT ("Agreement") is made as of December 28, 2005, by and between LIBERTY MEDIA CORPORATION, a Delaware corporation ("the Company"), and Robert R. Bennett (the "Executive").

                                    RECITALS

     The Executive is an employee of the Company. The Company and the Executive entered into a deferred compensation agreement dated January 1, 2004 (the "Original Agreement") pursuant to which the Company provided to the Executive certain additional remuneration for services rendered by the Executive to the Company. The Company and the Executive desire to amend and restate the Original Agreement to cause it to comply with the provisions of the AJCA (as defined below).

                                    AGREEMENT

     In consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

     1. DEFINITIONS. In addition to the terms defined above, the following terms, when used in this Agreement, have the following meanings:

          "Account" means the account established and maintained by the Company for the Executive pursuant to Section 2 of this Agreement.

          "Affiliate" means, with respect to any Person, any Person that directly or indirectly Controls, is Controlled by, or is under common Control with such Person, and "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" has the meaning specified in the preamble to this Agreement.

          "AJCA" has the meaning specified in Section 13 of this Agreement.

          "Board" means the board of directors of the Company.

          "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.

          "Committee" means the Incentive Plan Committee of the Board.

          "Company" has the meaning specified in the preamble to this Agreement.

          "Deferred Amount" means U.S. $50,000 per annum.

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          "Executive" has the meaning specified in the preamble to this
Agreement.

          "Investment Return" means, as to the daily balance in the Account, 8% per annum, compounded quarterly as of the end of each calendar quarter.

          "Original Agreement" has the meaning specified in the recitals to this Agreement.

          "Person" means a human being or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

     2. ACCOUNT. The Company has established and will maintain, in the name of the Executive, an account (the "Account") to which the Company has credited or will credit (i) the Deferred Amount in quarterly installments of U.S. $12,500 at the end of each calendar quarter beginning with the calendar quarter ending on March 31, 2004 and continuing through the calendar quarter ending on March 31, 2006, and (ii) the Investment Return for each calendar quarter beginning on or after April 1, 2004 and ending on or before March 31, 2008. Within 30 days after the end of each calendar year during the term of this Agreement, the Company will provide to the Executive a statement setting forth all credits to the Account during such calendar year and the balance in the Account as of the end of such calendar year.

     3. PAYMENT. Within ten Business Days following March 31, 2008, the Company will deliver to the Executive or his legal representative cash equal to the balance in the Account as of March 31, 2008, less the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company.

     4. BENEFITS PAYABLE FROM GENERAL ASSETS. Amounts payable hereunder will be paid exclusively from the general assets of the Company, and the Executive will not have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of the Company from which payments may be made. The Company's liability for the payment of benefits hereunder will be evidenced only by this Agreement.

     5. NO TRUST. Nothing contained in this Agreement and no action taken pursuant to the provisions of this Agreement will create or be construed to create a trust of any kind, or a fiduciary relationship between Executive and the Company. Notwithstanding the foregoing, the Company may elect to establish a separate trust to accumulate funds to discharge its obligations hereunder, but the Executive will have no rights, title or interest in any such trust. However, payments from any such trust will be deemed to be payments by the Company under this Agreement.

     6. ALIENATION. No right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same will be void. No right or

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benefit under this Agreement will in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the Person entitled to such benefit.

     7. ADMINISTRATION; CLAIMS PROCEDURE. The administration, construction and interpretation of this Agreement will be vested in the Committee. The Executive or his legal representative will submit any claim under this Agreement in writing to the Committee.

     8. NOTICE. Any notice or other communication with respect to this Agreement, including any Allocation Election, will be in writing and will be addressed as follows:

                     If to the Company:

                     Liberty Media Corporation
                     12300 Liberty Boulevard
                     Englewood, Colorado 80112
                     Attn: Charles Y. Tanabe, Esq.
                     Facsimile: 720-875-5382

                     If to the Executive:

                     Robert R. Bennett
                     XXXXXXXXXXXXXXXXXX
                     XXXXXXXXXXXXXXXXXXXXXXXX
                     Facsimile: XXXXXXXXXXXXXX

Any notice or other communication will be deemed to have been given (a) on the date of receipt if personally delivered, (b) the date of receipt, if sent by registered or certified U.S. mail, postage prepaid, or five days after being sent by U.S. mail, postage prepaid, (c) one Business Day after receipt, if sent by confirmed facsimile or telecopier transmission or (d) one Business Day after having been sent by a nationally recognized courier service. In computing time periods, the day of the notice will be included.

     9. AMENDMENT. This Agreement may be amended from time to time only by a written instrument signed by the Company and the Executive.

     10. EXECUTIVE'S EMPLOYMENT. Nothing contained in this Agreement, and no action of the Company, the Committee or the Board with respect hereto, will confer or be construed to confer on the Executive any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company or any employing Affiliate to terminate the Executive's employment at any time, with or without cause, subject to the provisions of any employment agreement between the Executive and the Company or any employing Affiliate.

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     11.  GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Colorado. Each party hereby irrevocably submits to the general jurisdiction of the state and federal courts located in the State of Colorado in any action to interpret or enforce this Agreement, and irrevocably waives any objection to jurisdiction such party may have based on inconvenience of the forum.

     12. CONSTRUCTION. References in this Agreement to "this Agreement" and the words "herein," "hereof," "hereunder" and similar terms include all Exhibits appended hereto. The word "include" and all variations thereof are used in an illustrative sense and not in a limiting sense. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

     13. EFFECT OF AMERICAN JOBS CREATION ACT OF 2004. As of the date of this Agreement, the American Jobs Creation Act of 2004 (the "AJCA") is in effect. Various provisions of the AJCA impose requirements with respect to the deferral of income recognition under nonqualified deferred compensation plans. The Internal Revenue Service has issued, and is expected in the future to issue, regulations, rulings or other pronouncements under, or interpretations of, the AJCA. The parties believe that the terms of the deferred compensation arrangement established by this Agreement comply with the requirements of the AJCA. If, however, either of the parties determines in good faith that the deferred compensation agreement established by this Agreement does not comply with those requirements, the Company and the Executive will cooperate in amending this Agreement in the manner and to the extent necessary to cause it to comply with the provisions of the AJCA while preserving, to the maximum extent possible, the economic arrangement established by this Agreement.

     14. DUPLICATE ORIGINALS. The Company and the Executive may sign any number of copies of this Agreement. Each signed copy will be an original, but all of them together represent the same agreement.

     15. ENTIRE AGREEMENT. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Executive regarding the subject matter hereof. The Executive and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the deferred compensation arrangement described herein and replaces and makes null and void any prior agreements between the Executive and the Company regarding such deferred compensation arrangement. This Agreement will be binding upon, and inure to the benefit of, the parties and their respective heirs, successors and assigns.

     16. SEVERABILITY. Whenever possible each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited or invalid under such law, such provision will be ineffective

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only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision of this Agreement.

     17. EXECUTIVE'S ACCEPTANCE. The Executive will signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.



                                        LIBERTY MEDIA CORPORATION


                                        By: /s/ Charles Y. Tanabe
                                           -------------------------------------
                                           Charles Y. Tanabe
                                           Senior Vice President



                                        ACCEPTED:


                                        /s/ Robert R. Bennett
                                        ----------------------------------------
                                        Robert R. Bennett




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